Bylaws

of

Greenparts International, Inc.

A GEORGIA LIMITED LIABILITY COMPANY

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TABLE OF CONTENTS

ARTICLE 1 – OFFICES

3

ARTICLE 2 – STOCKHOLDERS

3

2.1.

Annual Meeting.

3

2.2.

Special Meetings.

3

2.3.

Place of Meetings.

3

2.4.

Notice of Meetings.

3

2.5.

Closing Transfer Books or Fixing Record Date.

3

2.6.

Quorum.

4

2.7.

Proxies.

4

2.8.

Voting of Shares.

4

ARTICLE 3 – BOARD OF DIRECTORS

4

3.1.

General Powers.

4

3.2.

Number, Tenure, and Qualifications.

4

3.3.

Regular Meetings.

4

3.4.

Special Meetings.

4

3.5.

Notice.

5

3.6.

Quorum.

5

3.7.

Board Decisions.

5

3.8.

Vacancies.

5

3.9.

Compensation.

5

3.10.

Presumption of Assent.

5

ARTICLE 4 – OFFICERS

5

4.1.

Number.

5

4.2.

Election and Term of Office.

5

4.3.

Removal.

6

4.4.

Vacancies.

6

4.5.

Powers and Duties.

6

4.6.

Salaries.

6

ARTICLE 5 – CONTRACTS, LOANS, CHECKS, AND DEPOSITS

6

5.1.

Contracts.

6

5.2.

Loans.

6

5.3.

Checks, Drafts, or Orders.

6

5.4.

Deposits.

6

ARTICLE 6 – CERTIFICATES FOR SHARES; TRANSFERS

6

6.1.

Certificates for Shares.

6

6.2.

Transfer of Shares.

7

ARTICLE 7 – FISCAL YEAR

7

ARTICLE 8 – DIVIDENDS

7

ARTICLE 9 – SEAL

7

ARTICLE 10 – WAIVER OF NOTICE

7

ARTICLE 11 – PURPOSE

7

ARTICLE 12 – AMENDMENTS

7

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These Bylaws of Greenparts International, Inc. are effective as of the 13th day of February, 2009.

ARTICLE 1 – OFFICES

The principal office of Greenparts International, Inc shall be located at 844 Regina Drive, N.W., Atlanta, Fulton County, Georgia. The board of directors shall have the power and authority to establish and maintain branch or subordinate offices at any other locations within or without the State of Georgia.

ARTICLE 2 – STOCKHOLDERS

2.1

Annual Meeting.

The annual meeting of the stockholders shall be held on such date as the board of directors determines at such time as designated by the directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Georgia, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

2.2

Special Meetings.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the board of directors or such other officers as the directors determine, and shall be called by the directors at the request of the holders of not less than fifty-one percent (51%) of all the outstanding shares of the corporation entitled to vote at the meeting.

2.3

Place of Meetings.

The board of directors may designate any place within or without the State of Georgia, as the place of meeting for any annual meeting or for any special meeting called by the board of directors or an authorized officer. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Georgia, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the corporation in the City of Atlanta, Georgia.

2.4

Notice of Meetings.

Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 30 nor more than 90 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the board of directors, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.5

Closing Transfer Books or Fixing Record Date.

Section 1.

For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed 60 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least 30 days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any event to be not more than 90 days, and in case of a meeting of stockholders, not less than 30 days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

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If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or of stockholders entitled to receive payment of a dividend, the date that notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

2.6

Quorum.

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7

Proxies.

At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 3 months from the date of its execution unless otherwise provided in the proxy.

2.8

Voting of Shares.

Section 2.

Subject to the provisions of any applicable law or any provision of the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

ARTICLE 3 – BOARD OF DIRECTORS

3.1

General Powers.

The business and affairs of the corporation shall be managed by its board of directors.

3.2

Number, Tenure, and Qualifications.

The number of directors of the corporation shall be three (3). Directors shall be elected at the annual meeting of stockholders, and the term of office of each director shall be until the next annual meeting of stockholders and the election and qualification of his or her successor. Directors need not be residents of the State of Georgia.

3.3

Regular Meetings.

A regular meeting of the board of directors shall be held without notice other than this bylaw immediately after and at the same place as the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for holding additional regular meetings without other notice than such resolution. Additional regular meetings shall be held at the principal office of the corporation in the absence of any designation in the resolution.

3.4

Special Meetings.

Special meetings of the board of directors may be called by or at the request of the president or any two (2) directors, and shall be held at the principal office of the corporation or at such other place as the directors may determine.

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3.5

Notice.  Notice of any special meeting shall be given at least 48 hours before the time fixed for the meeting, by written notice delivered personally or mailed to each director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, not less than seven (7) days prior to the commencement of the above-stated notice period. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.Withdrawal of Capital.

No Member shall be entitled to withdraw any part of the Member’s Capital Contribution, whether of money or property, from the Company except as provided in this Agreement.

3.6

Quorum.

A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.7

Board Decisions.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except that vote of not less than one hundred percent (100%) of all the members of the board shall be required for the amendment of or addition to these bylaws.

3.8

Vacancies.

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

3.9

Compensation.   By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.10

Presumption of Assent.   A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE 4 – OFFICERS

4.1.

Number.  The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other offices as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

4.2.

Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor has been duly elected and qualifies or until his or her death or until he or she resigns or is removed in the manner hereinafter provided.

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4.3.

Removal.

Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4.

Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

4.5.

Powers and Duties.

The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the board of directors. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this corporation.

4.6.

Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE 5 – CONTRACTS, LOANS, CHECKS, AND DEPOSITS

5.1

Contracts.

The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.2

Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

5.3

Checks, Drafts, or Orders.

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

5.4

Deposits.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may select.

ARTICLE 6 – CERTIFICATES FOR SHARES; TRANSFERS

6.1

Certificates for Shares.

Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore on such terms and indemnity to the corporation as the board of directors may prescribe.

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6.2

Transfer of Shares.

Transfer of shares of the corporation shall be made in the manner specified in the Uniform Commercial Code. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing such shares stands according to the books of the corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of stockholders, and the issuance and payment of dividends on such shares.

ARTICLE 7 – FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

ARTICLE 8 – DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and its articles of incorporation.

ARTICLE 9 – SEAL

The board of directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.” The seal shall be stamped or affixed to such documents as may be prescribed by law or custom or by the board of directors.

ARTICLE 10 – WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 11 – PURPOSE

The company shall engage in any business that is lawful under the laws of the United States of America.

ARTICLE 12. – AMENDMENTS

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board; provided, however, that the number of directors shall not be increased or decreased nor shall the provisions of Article Two, concerning the stockholders, be substantially altered without the prior approval of the stockholders at a regular or special meeting of the stockholders, or by written consent. Changes in and additions to the bylaws by the board of directors shall be reported to the stockholders at their next regular meeting.

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